Exhibit 99.2

Independent Auditor’s Report

Board of Directors and Stockholders
Community First Bank
Corydon, Indiana

We have audited the accompanying balance sheets of Community First Bank as of December 31, 2008 and 2007, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Bank's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community First Bank as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

New Albany, Indiana
April 22, 2009

MONROE SHINE & CO., INC. ♦ CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

COMMUNITY FIRST BANK
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS
Cash and due from banks	$4,950,335	$6,723,829
Interest-bearing deposits with banks	189,416	13,272
Total cash and cash equivalents	5,139,751	6,737,101

Securities available for sale, at fair value	56,342,399	76,275,064

Securities held to maturity (fair value of $5,697,332; $5,929,252 in 2007)	5,325,046	5,522,473

Loans	178,717,652	168,356,278
Less allowance for loan losses	2,581,972	2,553,171
Net loans	176,135,680	165,803,107

Mortgage loans held for sale	354,998	1,252,650
Federal Reserve Bank stock, at cost	289,550	288,600
Federal Home Loan Bank stock, at cost	2,800,000	2,800,000
Foreclosed real estate	224,001	444,119
Premises and equipment	4,202,299	4,248,849
Accrued interest receivable	1,272,582	1,580,250
Goodwill	144,709	143,545
Core deposit intangible	87,200	98,100
Other assets	4,309,153	2,340,622

Total Assets	$256,627,368	$267,534,480

LIABILITIES
Deposits:
Noninterest-bearing	$16,508,566	$15,711,079
Interest-bearing	151,201,735	150,080,196
Total deposits	167,710,301	165,791,275

Federal funds purchased	1,916,000	7,141,000
Repurchase agreements	16,298,107	16,280,835
Advances from Federal Home Loan Bank	50,995,456	55,993,156
Accrued interest payable	456,084	573,011
Other liabilities	1,270,875	1,064,437
Total Liabilities	238,646,823	246,843,714

STOCKHOLDERS’ EQUITY
Common stock of $5.00 par value per share Authorized 1,500,000 shares; issued 1,197,046 shares	5,985,230	5,985,230
Capital surplus	3,667,340	3,666,175
Retained earnings	9,763,467	12,246,311
Accumulated other comprehensive loss	(1,435,492)	(1,206,950)
Total Stockholders' Equity	17,980,545	20,690,766

Total Liabilities and Stockholders’ Equity	$256,627,368	$267,534,480

See notes to financial statements.

COMMUNITY FIRST BANK
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
INTEREST INCOME
Loans, including fees	$12,165,112	$12,426,709
Securities:
Taxable	3,585,592	4,210,551
Tax-exempt	199,114	224,201
Dividends	159,044	123,692
Federal funds sold and interest-bearing deposits with banks	18,744	24,350
Total interest income	16,127,606	17,009,503

INTEREST EXPENSE
Deposits	3,981,305	4,958,695
Federal funds purchased	21,809	108,101
Repurchase agreements	960,788	1,192,759
Advances from Federal Home Loan Bank	2,171,798	2,107,152
Total interest expense	7,135,700	8,366,707

Net interest income	8,991,906	8,642,796

Provision for loan losses	290,000	293,000
Net interest income after provision for loan losses	8,701,906	8,349,796

NONINTEREST INCOME
Service charges on deposit accounts	1,052,540	1,100,835
Net loss on sales of securities available for sale	(3,773,874)	-
Other than temporary impairment loss on securities	(2,281,270)	-
Unrealized loss on derivative contract	(48,722)	(35,795)
Net gain on sale of mortgage loans	141,429	128,120
Commission income	81,664	96,855
Other income	324,671	247,271
Total noninterest income	(4,503,562)	1,537,286

NONINTEREST EXPENSE
Compensation and benefits	3,778,965	3,473,065
Occupancy and equipment	1,225,317	1,164,569
Data processing	217,774	256,096
Professional fees	475,500	339,217
Advertising	259,272	244,576
Other expenses	938,751	852,454
Total noninterest expense	6,895,579	6,329,977

Income (loss) before income taxes	(2,697,235)	3,557,105

Income tax expense (benefit)	(1,148,087)	1,237,023

Net Income (Loss)	$(1,549,148)	$2,320,082

See notes to financial statements.

COMMUNITY FIRST BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive
	Stock	Surplus	Earnings	Loss	Total

Balances at January 1, 2007	$5,985,230	$3,635,199	$10,500,812	$(283,542)	$19,837,699

COMPREHENSIVE INCOME
Net income	-	-	2,320,082	-	2,320,082

Change in unrealized loss on securities available for sale, net of reclassification adjustment in earnings, net of income tax	-	-	-	(840,121)	(840,121)

Change in unrealized loss on cash flow hedge arising during the period, net of reclassification adjustments in earnings, net of income tax	-	-	-	(83,287)	(83,287)
Total comprehensive income					1,396,674

Dividends declared ($0.48 per share)	-	-	(574,583)	-	(574,583)

Purchase of minority shares by holding company - push down accounting adjustment	-	30,976	-	-	30,976

Balances at December 31, 2007	5,985,230	3,666,175	12,246,311	(1,206,950)	20,690,766

COMPREHENSIVE LOSS
Net loss	-	-	(1,549,148)	-	(1,549,148)

Change in unrealized loss on securities available for sale, net of reclassification adjustment in earnings, net of income tax	-	-	-	(115,127)	(115,127)

Change in unrealized loss on cash flow hedge arising during the period, net of reclassification adjustments in earnings, net of income tax	-	-	-	(113,415)	(113,415)
Total comprehensive loss					(1,777,690)

Dividends declared ($0.78 per share)	-	-	(933,696)	-	(933,696)

Purchase of minority shares by holding company - push down accounting adjustment	-	1,165	-	-	1,165

Balances at December 31, 2008	$5,985,230	$3,667,340	$9,763,467	$(1,435,492)	$17,980,545

See notes to financial statements.

COMMUNITY FIRST BANK
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,549,148)	$2,320,082
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(976,207)	(116,385)
Amortization of premium and accretion of discount on debt securities	107,399	184,152
Net loss on sales of securities available for sale	3,773,874	-
Other than temporary impairment loss on securities	2,281,270	-
Unrealized loss on derivative contract	48,722	35,795
Provision for loan losses	290,000	293,000
Mortgage loans originated for sale	(9,610,947)	(9,479,484)
Proceeds from mortgage loan sales	10,650,028	8,506,382
Net gain on sales of mortgage loans	(141,429)	(128,120)
Depreciation and amortization	467,917	437,732
Earnings adjustment for cash flow hedge ineffectiveness	-	(3,004)
(Increase) decrease in accrued interest receivable	307,668	(210,043)
Decrease in accrued interest payable	(116,927)	(23,723)
Net change in other assets and liabilities	(992,415)	(3,788)
Net Cash Provided By Operating Activities	4,539,805	1,812,596

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of debt securities available for sale	(2,899,382)	(27,431,988)
Proceeds from sales of securities available for sale	4,045,480	-
Maturities and principal repayments for securities available for sale	12,432,083	23,857,702
Maturities of securities held to maturity	196,322	716,000
Net increase in loans	(10,718,200)	(6,991,254)
Redemption (purchase) of Federal Reserve Bank stock	(950)	22,550
Purchase of Federal Home Loan Bank stock	-	(535,100)
Proceeds from sale of foreclosed real estate	315,214	513,319
Premium paid for derivative contract	-	(150,000)
Proceeds from sale of premises and equipment	-	128,892
Purchase of premises and equipment	(394,551)	(507,467)
Net Cash Provided By (Used In) Investing Activities	2,976,016	(10,377,346)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	1,908,549	(6,527,998)
Net increase (decrease) in federal funds purchased	(5,225,000)	5,776,000
Net increase (decrease) in repurchase agreements	17,272	(5,182,690)
Advances from Federal Home Loan Bank	31,000,000	51,000,000
Repayment of advances from Federal Home Loan Bank	(36,000,000)	(35,000,000)
Cash dividends paid	(813,992)	(580,018)
Net Cash Provided By (Used In) Financing Activities	(9,113,171)	9,485,294

Net Increase (Decrease) in Cash and Cash Equivalents	(1,597,350)	920,544

Cash and cash equivalents at beginning of year	6,737,101	5,816,557

Cash and Cash Equivalents at End of Year	$5,139,751	$6,737,101

See notes to financial statements.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

(1)          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Community First Bank (“Bank”) is a state-chartered commercial bank that provides a variety of banking services to individuals and business customers through its eight offices in southern Indiana.  The Bank is a 74.33% owned subsidiary of Community First Financial Group, Inc. (“Community First”), a multi-bank holding company.  The Bank’s primary sources of revenue are real estate mortgage loans and mortgage-backed securities.

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles and conform to general practices within the banking industry.  Certain prior year amounts have been reclassified to conform to current year presentation.

Statement of Cash Flows

For purposes of the statements of cash flows, the Bank has defined cash and cash equivalents as cash and amounts due from banks, interest-bearing deposits with other banks and federal funds sold.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.  In connection with the determination of the allowance for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

A majority of the Bank’s loan portfolio consists of single-family residential and commercial real estate loans in the southern Indiana area.  Accordingly, the ultimate collectibility of a substantial portion of the Bank’s loan portfolio and the recovery of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions.  In addition, as an integral part of their examination process, regulatory agencies periodically review the estimated losses on loans and foreclosed real estate.  Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible the estimated losses on loans and foreclosed real estate may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(1 - continued)

Investment Securities

Securities Available for Sale:  Securities available for sale consist primarily of mortgage-backed debt securities and are stated at fair value.  Mortgage-backed securities (MBS) include participating interests in pools of long-term first mortgage loans issued by federal government agencies or government sponsored enterprises and are originated and serviced by the issuers of the securities or their agents and privately issued (non-agency) collateralized mortgage obligations (CMO).  Amortization of premium and accretion of discount are recognized in interest income using methods approximating the interest method over the period to maturity, adjusted for anticipated prepayments.  Unrealized gains and losses, net of tax, on securities available for sale are included in other comprehensive income and the accumulated unrealized holding gains and losses are reported as a separate component of equity until realized.  Realized gains and losses on the sale of securities available for sale are determined using the specific identification method and are included in noninterest income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.

Securities Held to Maturity:  Municipal obligations for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premium and accretion of discount that are recognized in interest income using methods approximating the interest method over the period to maturity, adjusted for anticipated prepayments.

Declines in the fair value of individual available for sale and held to maturity securities below their amortized cost that are other than temporary result in write-downs of the individual securities to their fair value.  The related write-downs are included in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than amortized cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Derivative Financial Instruments

The Bank applies Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, in accounting for derivative financial instruments, including certain derivative instruments embedded in other contracts and for hedging activities.  SFAS No. 133 requires that all derivatives, whether designated as a hedge or not, be recognized in the balance sheet at fair value.

The Bank has designated fixed rate interest rate swap as a cash flow hedge of the variability of cash flows to be paid on short-term borrowings.  The gain or loss on the effective portion of the hedge (i.e., change in the fair value) is initially recorded as a component of other comprehensive income. The remaining gain or loss, if any, representing the ineffective portion is recognized currently in earnings.  Amounts in accumulated other comprehensive income are reclassified into earnings in the same period in which the hedged forecasted transaction affects earnings (when interest expense is recognized in earnings).

The Bank formally documents the relationship between the hedging instruments and the hedged liabilities, as well as its risk-management objectives and strategy for undertaking the hedge transactions.  This process includes linking all derivatives that are designated as cash flow hedges to specific forecasted interest payments for interest-bearing liabilities.

The Bank assesses, both at the hedge’s inception and on an ongoing quarterly basis, whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in cash flows and whether they are expected to continue to be highly effective in the future period.  When it is determined that a derivative has ceased to be highly effective as a hedge, the Bank discontinues hedge accounting prospectively, as discussed below.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(1 - continued)

The Bank discontinues cash flow hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the cash flows of the hedged item; (2) the derivative expires or is sold, terminated, or exercised; (3) the derivative is de-designated as a hedge instrument, because it is unlikely that the forecasted transaction (cash flows) will occur; or (4) management determines that designation of the derivative as a hedge instrument is no longer appropriate.  When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the net derivative gain or loss that was accumulated in other comprehensive income will be recognized immediately in earnings.  In all other situations in which cash flow hedge accounting is discontinued, the net derivative gain or loss related to the discontinued cash flow hedge remains in accumulated other comprehensive income and is reclassified into earnings in the same period or periods during which the hedged forecasted transaction offsets earnings.

Mortgage Banking Activities

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value.  Aggregate market value is determined based on the quoted prices under a “best efforts” sales agreement with a third party.  Net unrealized losses are recognized through a valuation allowance by charges to income.  Realized gains on sales of mortgage loans are included in noninterest income.

Commitments to originate mortgage loans held for sale are considered derivative financial instruments to be accounted for at fair value.  The Bank’s mortgage loan commitments subject to derivative accounting are fixed rate mortgage loan commitments at market rates when initiated.  At December 31, 2008, the Bank had commitments to originate $2.5 million in fixed-rate mortgage loans intended for sale in the secondary market after the loans are closed.  Fair value is estimated based on fees that would be charged on commitments with similar terms.

Loans and Allowance for Loan Losses

The Bank grants real estate mortgage, commercial business and consumer loans.  A substantial portion of the loan portfolio is represented by mortgage loans to customers in southern Indiana.  The ability of the Bank’s customers to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans are stated at unpaid principal balances, less net deferred loan fees and the allowance for loan losses.

Loan origination and commitment fees, as well as certain direct costs of underwriting and closing loans, are deferred and amortized as a yield adjustment to interest income over the lives of the related loans using the interest method.  Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

The recognition of income on a loan is discontinued and previously accrued interest is reversed, when interest or principal payments become ninety (90) days past due unless, in the opinion of management, the outstanding interest remains collectible.  Past due status is determined based on contractual terms.  Generally, by applying the cash receipts method, interest income is subsequently recognized only as received until the loan is returned to accrual status.  The cash receipts method is used when the likelihood of further loss on the loan is remote.  Otherwise, the Bank applies the cost recovery method and applies all payments as a reduction of the unpaid principal balance until the loan qualifies for return to accrual status.  A loan is restored to accrual status when all principal and interest payments are brought current and the borrower has demonstrated the ability to make future payments of principal and interest as scheduled.  The Bank’s practice is to charge off any loan or portion of a loan when the loan is determined by management to be uncollectible due to the borrower’s failure to meet repayment terms, the borrower’s deteriorating or deteriorated financial condition, the depreciation of the underlying collateral, the loans classification as a loss by regulatory examiners, or for other reasons.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(1 - continued)

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components.  The specific component relates to loans that are classified as doubtful, substandard, or special mention.  For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Foreclosed Real Estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property held for sale.  In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the lower of fair value less estimated costs to sell or cost, which becomes the property’s new basis.  Any write-downs based on the property’s fair value at date of acquisition are charged to the allowance for loan losses.  After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less cost to sell.  Costs incurred in maintaining foreclosed real estate and subsequent impairment adjustments to the carrying amount of a property, if any, are included in other noninterest expense.

Premises and Equipment

The Bank uses the straight line method of computing depreciation at rates adequate to amortize the cost of the applicable assets over their estimated useful lives.  Items capitalized as part of premises and equipment are valued at cost.  Maintenance and repairs are expensed as incurred.  The cost and related accumulated depreciation of assets sold, or otherwise disposed of, are removed from the related accounts and any gain or loss is included in earnings.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(1 - continued)

Goodwill and Other Intangibles

Goodwill and a core deposit intangible have been recognized in connection with redemption of the Bank’s common shares as the Bank is a controlled subsidiary of Community First.

Goodwill is carried at its implied fair value and is evaluated for possible impairment at least annually or more frequently upon the occurrence of an event or change in circumstances that would more likely than not reduce the fair value of the reporting unit below its carrying amount.  Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator.  If the carrying amount of the goodwill exceeds its implied fair value, an impairment loss is recognized in earnings equal to that excess amount.  The loss recognized cannot exceed the carrying amount of goodwill.  After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill is its new accounting basis.

The core deposit intangible is amortized over the average of the estimated economic lives of the related core deposits.  The carrying amount of the core deposit intangible and the remaining estimated economic life are evaluated annually or whenever events or circumstances indicate the carrying amount may not be recoverable or the remaining period of amortization requires revision.  After an impairment loss is recognized, the adjusted carrying amount of the intangible asset is its new accounting basis.

Securities Lending and Financing Arrangements

Securities purchased under agreements to resell (reverse repurchase agreements) and securities sold under agreements to repurchase (repurchase agreements) are treated as collateralized lending and borrowing transactions, respectively, and are carried at the amounts at which the securities were initially acquired or sold.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax and financial reporting basis of available-for-sale securities, the allowance for loan losses, accumulated depreciation, and accrued income and expenses.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Advertising Costs

Advertising costs are charged to expense when incurred.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(1 - continued)

Recent Accounting Pronouncements

The following are summaries of recently issued accounting pronouncements that impact the accounting and reporting practices of the Bank:

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements under SFAS No. 109, Accounting for Income Taxes.  The Interpretation prescribes a "more likely than not" threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition, as the cumulative effect of applying the provisions of the Interpretation are recognized as an adjustment to retained earnings.  The provisions of the Interpretation were originally effective for fiscal years beginning after December 15, 2006 but, in February 2008, were deferred until fiscal years beginning after December 31, 2007.  The effective date of the Interpretation was further deferred until fiscal years beginning after December 15, 2008 by FSP FIN 48-3 issued in December 2008.  The Bank has no unrecognized tax benefits and does not anticipate any increase in unrecognized tax benefits during the next fiscal year relative to any tax positions taken after January 1, 2009.  The Bank believes that its income tax filings would be sustained upon examination and does not anticipate any adjustments that would result in a material change to its financial position or results of operations.  Consequently, no reserves for certain income tax positions are expected to be recorded nor is it expected that the Bank would record a cumulative effect adjustment related to the adoption of this Interpretation.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements.  The statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The statement does not require any new fair value measurements under existing accounting pronouncements.  The definition of fair value retains the exchange price notion found in earlier definitions of fair value and clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability in the market in which the reporting entity would transact the sale or transfer.  The statement further emphasizes that fair value is a market-based measurement, not an entity-specific measurement.  Therefore, the statement provides that fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years with earlier implementation permitted.  FASB has deferred the effective date for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized and disclosed in the financial statements on a recurring annual basis.  The Bank adopted the statement effective January 1, 2008, and the application of the statement did not have a material impact on the Bank’s financial condition or results of operations.

In October 2008, the FASB issued Staff Position No. 157-3, Determining the Fair Value of a Financial Asset when the Market for That Asset Is Not Active.  This staff position statement clarifies the application of SFAS No. 157 in a market that is not active.  The adoption of this staff position statement impacted the methodology used to value some of the Bank's available for sale non-agency collateralized debt securities.  Due to economic conditions, the market for certain non-agency collateralized debt securities has become increasingly inactive.  Consequently, management has adopted the guidance in this staff position statement and developed a methodology for estimating the fair values of non-agency collateralized debt securities with inactive markets.  These procedures take into consideration known attributes about a security including, among others, the current credit enhancement level and rules-based payment priority.  Management incorporates into the analysis actual levels of delinquent loans in the trust backing the security, the loss severity experienced upon the disposition of liquidated loans and an estimate of the expected rate of prepayment based on actual experience.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(1 - continued)

Expected cash flows for each security are projected using the known attributes and estimates described above.  The fair value of these expected cash flows is calculated as the present value of the expected cash flows using a discount rate derived from the LIBOR/Swap yield curve based on an incremental spread adjustment depending on the security’s bond rating.  Significant estimates include the amount of delinquent loans ultimately liquidated, loss severity upon liquidation and prepayment speeds.  To the extent that the amounts actually realized vary significantly from estimates, calculated fair value estimates may be materially affected.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  This statement is effective as of the beginning of fiscal years beginning after November 15, 2007, and was adopted by the Bank effective January 1, 2008.  At the effective date, an entity may elect the fair value option for eligible items that exist at that date.  The entity shall report the effect of the first remeasurement to fair value as a cumulative effect adjustment to the opening balance of retained earnings.  The Bank did not elect the fair value option for any financial assets or financial liabilities as of January 1, 2008 and thus the adoption of this statement had no impact on the Bank’s financial position or results of operations.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. This statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  This statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  This statement is effective for fiscal years beginning after January 1, 2009.  The adoption of this statement is not expected to have a material impact on the Bank's financial position or results of operations.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This statement is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material impact on the presentation and disclosures in the Bank's financial statements.

In May 2008, FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the Unites States (the GAAP hierarchy).  The statement divides the body of GAAP into four categories by level of authority.  The statement became effective on November 15, 2008 following approval by the Securities and Exchange Commission.  The adoption of the statement had no material impact on the Bank's financial position, results of operations or the disclosures in the financial statements.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(2)	RESTRICTION ON CASH AND DUE FROM BANKS AND CREDIT RISK

The Bank is required to maintain reserve balances on hand or with the Federal Reserve Bank which are noninterest bearing and unavailable for investment.  The average amounts of those reserve balances for the years ended December 31, 2008 and 2007 were approximately $1,602,000 and $1,435,000, respectively.

At December 31, 2008, the Bank had a concentration of credit risk with a correspondent bank as follows for the excess of the deposit balance over the federal deposit insurance limit of approximately $2,247,000.  However, this amount is fully insured under the Federal Deposit Insurance Corporation's temporary Transaction Account Guarantee Program.

(3)	INVESTMENT SECURITIES

Debt securities have been classified in the balance sheet according to management’s intent.

The amortized cost and fair value of debt securities and the related unrealized holding gains and losses are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2008:

Available for sale securities:

Mortgage-backed securities:
Government agencies	$35,794,055	$190,249	$280,860	$35,703,444
Privately issued CMO	22,342,907	13,328	1,790,128	20,566,107
Other asset-backed securities	84,640	-	11,792	72,848

Total securities available
for sale	$58,221,602	$203,577	$2,082,780	$56,342,399

Held to maturity securities:

Municipal obligations	$5,325,046	$449,493	$77,207	$5,697,332

December 31, 2007:

Available for sale securities:

Mortgage-backed securities:
Government agencies	$39,669,965	$161,809	$177,717	$39,654,057
Privately issued CMO	28,200,244	111,773	1,376,159	26,935,858
Other asset-backed securities	144,672	307	-	144,979
Corporate notes	9,949,207	91,428	500,465	9,540,170

Total securities available
for sale	$77,964,088	$365,317	$2,054,341	$76,275,064

Held to maturity securities:

Municipal obligations	$5,522,473	$406,779	$-	$5,929,252

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(3 - continued)

The amortized cost and fair value of the debt securities as of December 31, 2008, by contractual maturity, are shown below.  Expected maturities of mortgage-backed and other asset-backed securities may differ from contractual maturities because the mortgages or receivables underlying the obligations may be prepaid without penalty.

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due within one year	$-	$-	$163,520	$161,789
Due after one year through
five years	-	-	754,299	754,663
Due after five years through
ten years	-	-	873,962	860,065
Due after ten years	-	-	3,533,265	3,920,815
	-	-	5,325,046	5,697,332

Mortgage-backed and other
asset-backed securities	58,221,602	56,342,399	-	-

	$58,221,602	$56,342,399	$5,325,046	$5,697,332

At December 31, 2008, available for sale debt securities with an amortized cost of $6,260,556 and a fair value of $5,807,200 were pledged to collateralize fixed rate payments under an interest rate swap (Note 15) and to secure federal funds borrowings and public funds.  Certain other debt securities were pledged under repurchase agreements and to secure Federal Home Loan Bank advances at December 31, 2008.  (See Notes 8 and 9)

The Bank realized gross losses on sales of available for sale corporate debt securities of $3,773,874 for the year ended December 31, 2008.   The Bank sold no securities during 2007.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(3 - continued)

Information pertaining to securities with gross unrealized losses at December 31, 2008, aggregated by investment category and the length of time that individual securities have been in a continuous loss position, follows:

	Number		Gross
	of Investment	Fair	Unrealized
	Positions	Value	Losses
Securities available for sale:

Continuous loss position less than twelve months:
Government agency MBS	26	$8,140,862	$157,231
Privately issued CMO	6	1,387,004	139,812
Other asset-backed securities	1	72,848	11,792
Total less than twelve months	33	9,600,714	308,835

Continuous loss position more than twelve months:
Government agency MBS	26	7,744,262	123,629
Privately issued CMO	19	17,335,806	1,650,316
Total more than twelve months	45	25,080,068	1,773,945
Total securities available for sale	78	$34,680,782	$2,082,780

Securities held to maturity:

Continuous loss position less than twelve months:
Municipal obligations	2	$1,086,573	$77,207

Management evaluates securities for other-than-temporary impairment at least quarterly, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

During 2008 the Bank recognized an other-than-temporary impairment write-down charge to earnings of $2,146,989 representing the total amortized cost of two corporate notes.  The issuer of these corporate notes has defaulted and filed for bankruptcy protection in September 2008.

The Bank also recognized an aggregate other-than-temporary impairment write-down charge to earnings of $134,281 for three privately issued CMO securities.  These securities were determined to be other-than-temporarily impaired based on the extent and duration of the decline in fair value below amortized cost given consideration to liquidity in the marketplace at the time and uncertainty of a recovery of expected future cash flows.  In addition, the timing and the probability of the potential losses was nearer in time and higher for the securities that incurred other-than-temporary losses when compared to other non-agency securities.  The combination of factors taken as a whole, caused management to conclude the securities were other-than-temporarily impaired.

In the event securities demonstrate additional deterioration through an increase in defaults or loss severity that indicate the Bank will not recover its anticipated cash flows or if the duration of relatively significant unrealized losses in these securities does not reverse, the Bank will incur additional other-than-temporary impairments, which may result in material charges to earnings in future periods.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(3 - continued)

At December 31, 2008, the total available for sale debt securities in a loss position had depreciated approximately 5.7% from the amortized cost basis.

Government agency mortgage-backed securities in a loss position at December 31, 2008 had depreciated approximately 1.7% from the amortized cost basis and are backed by federal government agencies or government sponsored enterprises and are secured by first mortgage loans.  These unrealized losses related principally to current interest rates for similar types of securities.

The privately issued collateralized mortgage obligations with an unrealized loss position at December 31, 2008 had depreciated 8.7% from the amortized cost basis and include securities collateralized by home equity lines of credit or other mortgage-related loan products.  All such investments except one security with a fair value of $445,993 and an unrealized loss of $109,760 at December 31, 2008, continued to be rated by multiple rating agencies as investment grade assets.  The Bank has performed an extensive review of these investment positions to assess whether the reductions in fair value from amortized cost represent other-than-temporary impairment of the securities.  The changes in variables that impact the recovery of the investments were modeled to derive the extent of changes that would be required to cause a loss to occur.  In all instances except those for which an other-than-temporary impairment loss was recorded, the extent of such changes were deemed to be unlikely to occur.

In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government, its agencies or other governments, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.  As management has the intent and ability to hold debt securities until recovery, no declines in value noted above are deemed to be other-than-temporary.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(4)	LOANS

Loans at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Real estate mortgages:
Residential	$103,131,786	$101,933,854
Commercial real estate	24,918,184	19,422,577
Real estate construction	5,137,817	1,188,517
Commercial business	17,863,365	15,320,179
Consumer	27,702,487	30,477,414
	178,753,639	168,342,541

Net deferred loan fees and costs	35,987	13,737
Total loans	$178,717,652	$168,356,278

At December 31, 2008, residential mortgage loans secured by one-to-four family residential properties without private mortgage insurance or government guarantee and with loan-to-value ratios exceeding 90% amounted to approximately $2,327,000.

An analysis of the allowance for loan losses is as follows:

	2008	2007

Beginning balances	$2,553,171	$2,426,379

Provision for loan losses	290,000	293,000
Recoveries	57,177	108,945
Loans charged-off	(318,376)	(275,153)

Ending balances	$2,581,972	$2,553,171

At December 31, 2008 and 2007, the Bank’s total recorded investment in nonaccrual loans amounted to approximately $1,939,000 and $1,557,000, respectively.  The total recorded investment in loans past due ninety days or more and still accruing interest amounted to approximately $161,000 and $116,000 at December 31, 2008 and 2007, respectively.  Information about impaired loans and the related allowance for loan losses is presented below.

	2008	2007
	(In thousands)

At end of year:
Impaired loans with related allowance	$1,116	$1, 398
Impaired loans with no allowance	984	277

Total	$2,100	$1, 675

Allowance related to impaired loans	$341	$454

Average balance of impaired loans during the year	1,999	1,633

Interest income recognized in the statements of
income during the periods of impairment	14	10

Interest income received during the
periods of impairment – cash method	4	5

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(4 - continued)

The Bank has entered into loan transactions with certain directors, officers and their affiliates (related parties).  In the opinion of management, such indebtedness was incurred in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons.

The following table represents the aggregate activity for related party loans during the year ended December 31, 2008:

Beginning balance	$5,064,443
New loans	1,372,488
Payments	(552,813)

Ending balance	$5,884,118

(5)	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	2008	2007

Land	$648,809	$648,809
Building	4,218,948	4,176,357
Leasehold improvements	67,163	65,241
Furniture and equipment	4,027,950	3,721,100
	8,962,870	8,611,507
Less accumulated depreciation	4,760,571	4,362,658

Totals	$4,202,299	$4,248,849

Depreciation expense was $441,101 and $404,789 for the years ended December 31, 2008 and 2007, respectively.

(6)	FORECLOSED REAL ESTATE

At December 31, 2008 and 2007, the Bank had foreclosed real estate held for sale of $224,001 and $444,119, respectively.  During the years ended December 31, 2008 and 2007, foreclosure losses in the amount of $69,942 and $1,101 were charged off to the allowance for loan losses.  Losses on subsequent write downs of foreclosed real estate are aggregated with realized gains and losses from the sale of foreclosed real estate and other income and expenses of holding foreclosed real estate and are included in other noninterest expenses in the statement of income.  Losses on subsequent write downs of foreclosed real estate amounted to $54,919 and $41,405 during 2008 and 2007, respectively, and real estate taxes and other expenses of holding foreclosed real estate amounted to $28,219 and $53,155 during 2008 and 2007, respectively.  During 2007, the Bank received a net recovery of prior expenses associated with a foreclosure totaling $94,975.  The Bank realized a net gain on sales of foreclosed real estate of $91,175 and $710 for the years ended December 31, 2008 and 2007, respectively. At December 31, 2008 and 2007, deferred gains on the sale of foreclosed real estate financed by the Bank amounted to $16,185 and $104,125, respectively.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(7)	DEPOSITS

The aggregate amount of time deposit accounts of $100,000 or more amounted to approximately $16,069,000 and $16,915,000 at December 31, 2008 and 2007, respectively.

At December 31, 2008, scheduled maturities of time deposits were as follows:

Year ending December 31:

2009	$38,403,822
2010	13,658,814
2011	6,986,957
2012	11,053,941
2013	1,023,318
2014 and thereafter	2,231,426

Total	$73,358,278

The Bank held deposits of approximately $1,957,000 and $2,093,000 for related parties at December 31, 2008 and 2007, respectively.

(8)	REPURCHASE AGREEMENTS

Repurchase agreements include retail repurchase agreements representing overnight borrowings from deposit customers and long-term repurchase agreements with broker-dealers.

Repurchase agreements are summarized as follows:
	2008		2007
	Weighted		Weighted
	Average		Average
	Rate	Amount	Rate	Amount

Retail repurchase agreements	0.63%	$1,298,107	3.38%	$1,280,835

Broker-dealer repurchase agreements:
Long-term agreements:
Maturing November 2011	4.95%	10,000,000	4.95%	10,000,000
Maturing December 2011	4.90%	5,000,000	4.90%	5,000,000

Total repurchase agreements		$16,298,107		$16,280,835

The debt securities underlying the retail repurchase agreements were under the control of the Bank at December 31, 2008 and 2007.  The securities underlying the broker-dealer repurchase agreements were delivered to the broker-dealer who arranged the transactions.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(8 - continued)

Information concerning borrowings under retail repurchase agreements for the years ended December 31, 2008 and 2007 is summarized as follows:
	2008	2007

Weighted average interest rate during the year	1.34%	4.17%
Average balance during the year	$1,291,019	$1,253,442
Maximum month-end balance during the year	1,298,107	1,280,835

Available for sale debt securities underlying the
agreements at December 31:

Amortized cost	$1,495,237	$831,469
Fair value	1,475,014	824,430

Information concerning borrowings under repurchase agreements with broker-dealers for 2008 and 2007 is summarized as follows:
	2008	2007

Weighted average interest rate during the year	4.43%	4.93%
Average balance during the year	$21,282,260	$22,295,255
Maximum month-end balance during the year	23,477,000	24,772,000

Available for sale debt securities underlying the
agreements at December 31:

Amortized cost	$16,207,422	$16,146,387
Fair value	16,158,762	16,072,532

Interest expense on repurchase agreements for the years ended December 31, 2008 and 2007 is summarized as follows:
	2008	2007

Broker-dealer repurchase agreements	$943,516	$1,140,449
Retail repurchase agreements	17,272	52,310

Total	$960,788	$1,192,759

(9)	ADVANCES FROM FEDERAL HOME LOAN BANK

At December 31, 2008 and 2007, advances from the Federal Home Loan Bank were as follows:

	2008		2007
	Weighted		Weighted
	Average		Average
	Rate	Amount	Rate	Amount
Advances maturing in:
2008	-	-	4.07%	32,000,000
2009	2.25%	29,000,000	4.91%	9,000,000
2010	3.89%	16,995,456	4.19%	14,993,156
2013	4.19%	5,000,000	-	-

Total		$50,995,456		$55,993,156

The advances from the Federal Home Loan Bank of Indianapolis are secured under an “Advances, Pledge and Security Agreement” dated June 27, 1991.  At December 31, 2008, the eligible blanket collateral included residential mortgage loans with a carrying value of $63,480,492.  Also, the Bank has specifically pledged certain available for sale debt securities with an amortized cost of $23,918,196 and a fair value of $22,637,884 as collateral under the agreement.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(10)	INCOME TAXES

The components of income tax expense (benefit) were as follows:
	2008	2007

Current	$(171,880)	$1,353,408
Deferred	(976,207)	(116,385)

Totals	$(1,148,087)	$1,237,023

Significant components of the Bank’s deferred tax assets and liabilities as of December 31, 2008 and 2007 were as follows:

Deferred tax assets (liabilities):
Allowance for loan losses	$821,797	$808,689
Unrealized loss on securities available for sale	742,752	667,271
Other-than-temporary impairment loss on available for sale securities	863,541	-
Unrealized loss on cash flow hedges	201,736	126,124
Depreciation	(325,601)	(297,072)
Stock dividends on Federal Home Loan Bank stock	(84,643)	(84,450)
Valuation adjustment on foreclosed real estate	89,457	68,512
Restricted stock compensation plan	30,730	21,224
Purchase accounting adjustments	(63,067)	(73,595)
Interest rate cap contract	18,503	9,645
State net operating loss and credit carryforwards	48,320	-
Other	9,476	(20,647)

Net deferred tax asset	$2,353,001	$1,225,701

The reconciliation of the income tax expense (benefit) with the amount that would have been provided at the federal statutory rate of 34 percent follows:

Provision (benefit) at statutory rate	$(917,060)	$1,209,416
State income tax-net of federal tax benefit	(131,885)	123,455
Tax exempt interest income	(96,794)	(98,144)
Other	(2,348)	2,296

Total income tax expense (benefit)	$(1,148,087)	$1,237,023

Effective tax rate	42.6%	34.8%

The Bank files a combined Indiana financial institutions tax return with Community First with the Bank charged or given credit for the applicable tax expense or benefit as though a separate return were filed.  The Bank files a separate federal income tax return.

(11)	BENEFIT PLAN

The Bank is a participant in the Community First Financial Group, Inc. Savings and Retirement Plan, a qualified defined contribution plan to which eligible employees can contribute a portion of their pre-tax compensation.  The Bank’s contributions to the plan amounted to $289,956 and $267,882 for the years ended December 31, 2008 and 2007, respectively.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(12)	STOCK-BASED COMPENSATION PLANS

Community First has established a restricted stock compensation plan as an encouragement for directors, officers and key employees to remain in the employment or service of the company or its subsidiaries.  The shares granted by the company under the plan are in the form of restricted stock, generally vesting over a five-year period.  Compensation expense is measured based on the fair market value of the restricted stock at the grant date and is recognized pro rata over the period during which the shares are earned (the vesting period).  The terms of the restricted stock compensation plan include a provision whereby all unearned shares become fully vested upon a change in control.  The Bank recognized stock compensation expense of $93,852 and $60,590 for the years ended December 31, 2008 and 2007, respectively and corresponding credits to accounts payable to reimburse Community First Financial Group, Inc. for the stock compensation earned by Bank employees.  The payables to Community First are settled on the vesting date of the shares granted which occurs each February.

Community First also has established a directors’ fee stock compensation plan whereby directors of the company or its subsidiaries could elect to receive their director fees in stock of the company in lieu of cash.  The Bank records such fees as directors’ compensation expense and a corresponding payable to the company for the fair value of the common stock as determined each calendar quarter.  The Bank recognized $17,000 and $24,000 of directors compensation expense related to the plan for the years ended December 31, 2008 and 2007, respectively.

(13)	COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and legal claims, which are not reflected in the balance sheet.  There are no commitments or contingent liabilities at December 31, 2008, which, in the opinion of management, will result in any significant loss.

Commitments under outstanding standby letters of credit totaled $123,693 at December 31, 2008.

The following is a summary of the commitments to extend credit at December 31, 2008:

	2008	2007
Loan commitments:
Fixed rate	$2,052,000	$3,786,600
Adjustable rate	3,169,000	178,000
Undisbursed commercial and personal lines of credit	16,335,983	20,702,198
Undisbursed portion of construction loans	1,823,313	160,433

Total commitments to extent credit	$23,380,296	$24,827,231

(14)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.  The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note 13).  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(14 - continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s creditworthiness on a case-by-case basis.  The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.  The amount of liability related to standby letters of credit guarantees was $985 and $8,066 at December 31, 2008 and 2007, respectively.

The Bank has not been required to perform on any financial guarantees and has not incurred any losses on commitments during the years ended December 31, 2008 and 2007.

(15)	DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Bank maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant fluctuations in earnings that are caused by interest rate volatility.  The Bank’s goal is to manage interest rate sensitivity by modifying the repricing and maturity characteristics of certain short-term borrowings so that movements in interest rates do not, on a material basis, adversely affect the net interest margin.  Although these short-term borrowings have contractually fixed rates of interest, their short-term maturities together with the expectation that they will be continually refinanced or replaced with similar borrowings gives rise to the risk of fluctuations in interest expense as interest rates rise or fall in future periods.  The Bank considers its short-term borrowings, including repurchase agreements and short-term advances from the Federal Home Loan Bank, to be a regular and consistent source of short-term funding.  The hedged risk is the variability in the forecasted interest payments upon future issuance (which includes rollover or replacement) of such short-term borrowings due to changes in the specifically identified benchmark interest rate (three-month LIBOR).

During the years ended December 31, 2008 and 2007, an interest rate swap was designated as a cash flow hedge of the variability in the forecasted interest payments for short-term borrowings as described above. Under interest rate swaps, the Bank agrees with other parties to exchange, at specified intervals, the difference between fixed rate and variable rate interest amounts calculated by reference to an agreed notional amount.  The variable rate for the interest rate swap is based on the three-month LIBOR.  The variable rate presented in the table below is the rate in effect for the specific contract at December 31, 2008.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(15 – continued)

Summary information with respect to the interest rate swap designated as a hedge of the variability of future cash flows for short-term advances from the Federal Home Loan Bank at December 31, 2008 is as follows:

Weighted
		Average			Fair
	Receive	Pay	Life	Notional	Value
	Rate	Rate	(Years)	Amount	(Liability)

Pay fixed/receive variable	2.51%	5.96%	2.35	$5,000,000	$(504,340)

For 2008 and 2007, net gains and losses on the interest rate swap were reclassified from accumulated other comprehensive income to current period earnings and included in interest expense on advances from the Federal Home Loan Bank.  The Bank recognized net gains of $3,004 (reported in interest expense), for the year ended December 31, 2007, which represented the net total ineffectiveness or reversal of prior ineffectiveness of all cash flow hedges during the year.  No such net gains or losses were recognized for the year ended December 31, 2008.  All components of the derivative’s gain or loss are included in the assessment of hedge effectiveness, unless otherwise noted.

As of December 31, 2008, approximately $160,000 of the deferred net losses on the interest rate swap included in accumulated other comprehensive income are expected to be reclassified into interest expense during the next twelve months.  This expectation is based on the current interest rates for short-term advances from the Federal Home Loan Bank that are subject to the Bank’s hedging strategy as of December 31, 2008.

At December 31, 2008, the Bank is party to an interest rate cap contract that is not designated as a hedge.  Realized and unrealized gains and losses on derivatives not designated for hedge accounting are recognized in noninterest income.  The following is a summary of the terms of the interest rate cap contract purchased by the Bank on August 3, 2007:

Strike	Remaining	Notional	Purchase	Unrealized	Fair
Rate	Term	Amount	Premium	Loss	Value

7.50%	8.6 years	$10,000,000	$150,000	$84,517	$65,483

The notional amounts of derivatives do not represent amounts exchanged by the parties, but provide the basis for calculating payments.  For interest rate caps and interest rate swap agreements, the notional amounts are not a measure of exposure to credit or market risk.

The fair value of the derivative financial instruments is the value calculated by the counterparty to the instrument.

Counterparties to financial instruments expose the Bank to credit-related losses in the event of nonperformance, but the Bank does not expect any counterparties to fail to meet their obligations.  The Bank deals only with highly rated counterparties.  The current credit exposure of derivatives is represented by the fair value of contracts at the reporting date. (See Note 19)

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(16)	STOCKHOLDERS’ EQUITY AND DIVIDEND RESTRICTION

Stockholders’ equity includes “capital surplus” which represents appropriated retained earnings of the Bank under state banking regulations.

In July 2008, Community First acquired 679 shares of the Bank’s common stock at a price of $19.00 per share. In January 2007, Community First acquired 6,996 shares of the Bank’s common stock at a price of $21.00 per share.  For each transaction, the excess of the purchase price over the book value of the common shares as of the acquisition date was allocated to goodwill.  In accordance with SFAS No. 141, the redemptions were accounted for using the purchase method of accounting and the Bank recorded a credit to stockholders’ equity and a charge to goodwill in the amounts of $1,165 and $30,976 for 2008 and 2007, respectively, in applying push-down accounting treatment for these transactions.

The dividends which the Bank may pay to its parent company are subject to state banking regulations.  Generally, dividends may only be paid out of retained earnings, subject to additional restrictions.  At December 31, 2008, the Bank did not have any retained earnings available for the payment of dividends without approval by regulatory authority.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(17)	ACCUMULATED OTHER COMPREHENSIVE LOSS

The following is a summary of the change in the components of accumulated other comprehensive loss for the years ended December 31, 2008 and 2007.

	Unrealized	Accumulated	Total
	Gain (Loss)	Derivative	Accumulated
	on Securities	Gain (Loss)	Other
	Available	- Cash Flow	Comprehensive
	for Sale	Hedges	Income (Loss)

Balances at January 1, 2007	$(177,640)	$(105,902)	$(283,542)

Change in unrealized gain on securities available for sale, net of tax benefit of $551,038	(840,121)	-	(840,121)

Change in unrealized loss on cash flow hedge arising during the period, net of tax benefit of $65,365	-	(99,657)	(99,657)

Reclassification adjustment for realized losses and hedge ineffectiveness reclassified to earnings (interest expense), net of tax expense of $10,737	-	16,370	16,370

Balances at December 31, 2007	(1,017,761)	(189,189)	(1,206,950)

Change in unrealized loss on securities available for sale, net of tax benefit of $2,473,955	(3,771,829)	-	(3,771,829)

Reclassification adjustment for realized securities losses in earnings, net of tax benefit of $1,494,831	2,279,043	-	2,279,043

Reclassification adjustment for other-than-temporary impairment losses in earnings, net of tax benefit of $903,611	1,377,659	-	1,377,659

Change in unrealized loss on cash flow hedge arising during the period, net of tax benefit of $131,122	-	(199,911)	(199,911)

Reclassification adjustment for realized losses and hedge ineffectiveness reclassified to earnings (interest expense), net of tax expense of $56,733	-	86,496	86,496

Balances at December 31, 2008	$(1,132,888)	$(302,604)	$(1,435,492)

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(18)	REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2008, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2008, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.  There are no conditions or events since that notification that management believes have changed the institution’s categories.

The actual capital amounts and ratios are also presented in the table.  No amounts were deducted from capital for interest-rate risk in either year.

					Minimum
					To Be Well
			Minimum		Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes:		Action Provisions:
	Amount	Ratio	Amount	Ratio	Amount	Ratio
(Dollars in thousands)

As of December 31, 2008:
Total Capital (to Risk Weighted Assets)	$21,372	12.4%	$13,763	8.0%	$17,204	10.0%

Tier I Capital (to Risk Weighted Assets)	$19,216	11.2%	$6,882	4.0%	$10,322	6.0%

Tier I Capital (to Average Assets)	$19,216	7.6%	$10,134	4.0%	$12,667	5.0%

As of December 31, 2007:
Total Capital (to Risk Weighted Assets)	$23,864	13.8%	$13,873	8.0%	$17,341	10.0%

Tier I Capital (to Risk Weighted Assets)	$21,692	12.5%	$6,937	4.0%	$10,405	6.0%

Tier I Capital (to Average Assets)	$21,692	8.1%	$10,656	4.0%	$13,320	5.0%

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(19)	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.  SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.  The carrying value and estimated fair value of financial instruments at December 31, 2008 and 2007 are as follows:

	2008		2007
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
(In thousands)

Financial assets:
Cash and cash equivalents	$5,140	$5,140	$6,737	$6,737
Securities available for sale	56,342	56,342	76,275	76,275
Securities held to maturity	5,325	5,697	5,522	5,929

Loans	178,718	183,456	168,356	169,660
Less: allowance for loan losses	(2,582)	(2,582)	(2,553)	(2,553)
	176,136	180,874	165,803	167,107

Mortgage loans held for sale	355	355	1,253	1,253
Federal Reserve Bank stock	290	290	289	289
Federal Home Loan Bank stock	2,800	2,800	2,800	2,800
Accrued interest receivable	1,273	1,273	1,580	1,580

Financial liabilities:
Deposits	167,710	170,490	165,791	165,750
Federal funds purchased	1,916	1,916	7,141	7,141
Short-term repurchase agreements	1,298	1,298	1,281	1,281
Federal Home Loan Bank advances and long term repurchase agreements	65,995	68,368	70,993	71,200
Accrued interest payable	456	456	573	573

Derivative financial instruments included in other assets (liabilities):
Interest rate cap	65	65	114	114
Interest rate swap	(504)	(504)	(315)	(315)

The carrying amounts in the preceding table are included in the balance sheets under the applicable captions.  The contractual or notional amounts of financial instruments with off-balance-sheet risk are disclosed in Note 13.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(19 - continued)

Cash and Cash Equivalents

For cash and cash equivalents, including cash and due from banks, interest-bearing deposits with banks and federal funds sold, the carrying value is a reasonable estimate of fair value.

Debt and Equity Securities

For mortgage-backed securities issued by government agencies and government sponsored enterprises, corporate notes and municipal obligations, the Bank obtains fair value measurements from an independent pricing service and the fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, U.S. government and agency yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the security’s terms and conditions, among other factors.

The fair value of privately issued collateralized mortgage obligations and other asset-backed securities is calculated based on the expected future cash flows using known attributes of each security including, but not limited to, the current credit enhancement level and rules-based payment priority (discussed further in Note 20).

For restricted equity securities held for investment, including Federal Reserve Bank and Federal Home Loan Bank stock, the carrying amount is a reasonable estimate of fair value because the stock is not marketable.

Loans

The fair value of loans is estimated by discounting future cash flows using current lending rates for new loans with similar remaining maturities.  The resulting value is reduced by an estimate of losses inherent in the portfolio.  For mortgage loans held for sale, fair values are based on quoted market prices.  The carrying amount of accrued interest receivable approximates its fair value.

Deposits

The fair value of demand deposits, savings accounts, and certain money market deposit accounts is the amount payable on demand at the balance sheet date.  The fair value of fixed-maturity time deposits is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.  The carrying amount of accrued interest payable approximates its fair value.

Borrowed Funds

Borrowed funds include repurchase agreements and advances from the Federal Home Loan Bank.  Fair value for advances is estimated by discounting the future cash flows at current interest rates for advances of similar maturities.  For federal funds purchased and repurchase agreements, the carrying value is a reasonable estimate of fair value.

Derivative Financial Investments

For derivative financial instruments, the fair values are provided by the counterparty to the instrument and generally represent an estimate of the amount the Bank would receive or pay to terminate the agreement at the reporting date, taking into account the current interest rates, and exclusive of any accrued interest.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(20)	FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Bank adopted the provisions of SFAS No. 157, Fair Value Measurements, for financial assets and financial liabilities.  In accordance with Financial Accounting Standards Board Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157, the Bank will delay application of SFAS No. 157 for nonfinancial assets, such as goodwill and real property held for sale, and nonfinancial liabilities, until January 1, 2009.

SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  SFAS No. 157 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1:
Inputs to the valuation methodology are quoted prices, unadjusted, for identical assets or liabilities in active markets.  A quoted market price in an active market provides the most reliable evidence of fair value and shall be used to measure fair value whenever available.

Level 2:
Inputs to the valuation methodology include quoted market prices for similar assets or liabilities in active markets; inputs to the valuation methodology include quoted market prices for identical or similar assets or liabilities in markets that are not active; or inputs to the valuation methodology that are derived principally from or can be corroborated by observable market data by correlation or other means.

Level 3:
Inputs to the valuation methodology are unobservable and significant to the fair value measurement.  Level 3 assets and liabilities include financial instruments whose value is determined using discounted cash flow methodologies, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.  These valuation methodologies were applied to all of the Bank’s financial assets carried at fair value or the lower of cost or fair value effective January 1, 2008.  The table below presents the balances of assets and liabilities measured at fair value on a recurring basis and assets measured at fair value on a nonrecurring basis as of December 31, 2008.

	Carrying Value
	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets Measured on a Recurring Basis
Securities available for sale	$-	$35,703	$20,639	$56,342
Interest rate cap	-	65	-	65

Liabilities Measured on a Recurring Basis
Interest rate swap	$-	$504	$-	$504

Assets Measured on a Nonrecurring Basis
Impaired loans	$-	$775	$-	$775
Residential loans held for sale	-	355	-	355

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(20 - continued)

In general, fair value is based upon quoted market prices, where available.  If quoted market prices are not available, fair value is based on internally developed models or obtained from third parties that primarily use, as inputs, observable market-based parameters or a matrix pricing model that employs the Bond Market Association’s standard calculations for cash flow and price/yield analysis and observable market-based parameters.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value, or the lower of cost or fair value.  These adjustments may include unobservable parameters.  Any such valuation adjustments have been applied consistently over time.  The Bank’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.  While management believes the Bank’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available for Sale.  Securities classified as available for sale are reported at fair value on a recurring basis.  These securities are classified as Level 1 of the valuation hierarchy where quoted market prices from reputable third-party brokers are available in an active market.  If quoted market prices are not available, the Bank obtains fair value measurements from an independent pricing service.  These securities are reported using Level 2 inputs and the fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, U.S. government and agency yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the security’s terms and conditions, among other factors.  Changes in fair value of securities available for sale are recorded in other comprehensive income.

Derivative Instruments.  Derivative instruments consist of an interest rate cap contract and an interest rate swap.  The fair value of these instruments is provided by the counterparty and does not involve significant management judgments.  Therefore, these instruments are classified as Level 2 of the valuation hierarchy.

Impaired Loans.  Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate or the fair value of collateral if the loan is collateral dependent.  Impaired loans are evaluated and valued at the time the loan is identified as impaired at the lower of cost or fair value.  For collateral dependent impaired loans, fair value is measured based on the value of the collateral securing these loans and is classified as Level 2 in the fair value hierarchy.  Collateral may be real estate and/or business assets, including equipment, inventory and/or accounts receivable, and its fair value is generally determined based on real estate appraisals or other independent evaluations by qualified professionals.  Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.  At December 31, 2008, impaired loans are reported at fair value through a specific valuation allowance allocation of the allowance for loan losses based upon the fair value of the underlying collateral.  Impaired loans with a valuation allowance had a carrying amount of $1.1 million and a valuation allowance of $341,000 as of December 31, 2008.

Mortgage Loans Held for Sale.  Mortgage loans held for sale are reported in the aggregate at the lower of cost or fair value using Level 2 inputs.  The fair values are determined by quoted market prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

In October 2008, FSP  No. 157-3 was issued to clarify the applications of SFAS No. 157 in a market that is not active. The FSP clarified that in cases where observable inputs (Level 2) required significant adjustments based on unobservable data, it would be appropriate to consider Level 3 (model pricing) fair value measurements.  In accordance with FSP No. 157-3, the Bank measured the fair value of certain available for sale debt securities with a carrying amount of approximately $20.6 million at December 31, 2008 using significant unobservable inputs due to a lack of an active market.  The Bank's methodology utilizes pertinent information derived primarily from the security issuers’ remittance reports which then are applied to a cash flow model.  The significant unobservable inputs include assumptions for discount rate, loss severity and default rates.  These securities were first transferred from Level 2 to Level 3 at September 30, 2008 due to clarification of the definition of securities trading in markets that are not active as provided by FSP No. 157-3.

COMMUNITY FIRST BANK
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2008 AND 2007

(20 - continued)

The following table presents a reconciliation of available for sale debt securities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2008:

(In thousands)

Balance at January 1, 2008	$-

Total gains or losses (realized/unrealized):
Recognized in earnings – other-than-temporary impairment	(134)
Recognized in other comprehensive income	985
Purchases, sales, issuances and settlements (net)	(18)
Transfers into Level 3	19,806

Balance at December 31, 2008	$20,639

The amount of total losses for the year ended December 31, 2008 included in earnings attributable to the change in unrealized losses relating to Level 3 assets still held at December 31, 2008 was $134,281.  These losses are reported as noninterest income in the accompanying statement of income.

(21)	SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2008	2007
Cash payments for:
Interest	$7,252,627	$8,390,430
Income taxes	1,009,261	1,333,550

Noncash investing activities:
Transfer of loans to foreclosed real estate	305,314	208,701
Loan originated to facilitate the sale of foreclosed real estate	88,592	86,607

COMMUNITY FIRST BANK
BALANCE SHEETS (UNAUDITED)
JUNE 30, 2009 AND 2008
(In thousands)

	2009	2008
ASSETS
Cash and due from banks	$3,592	$4,860
Interest-bearing deposits with banks	3,304	595
Total cash and cash equivalents	6,896	5,455

Securities available for sale, at fair value	52,282	67,504

Securities held to maturity	5,239	5,380

Loans	175,044	173,958
Less allowance for loan losses	2,920	2,624
Net loans	172,124	171,334

Mortgage loans held for sale	1,393	836
Federal Reserve Bank stock, at cost	290	290
Federal Home Loan Bank stock, at cost	2,800	2,800
Foreclosed real estate	287	339
Premises and equipment	4,133	4,351
Accrued interest receivable	1,254	1,533
Goodwill	145	144
Core deposit intangible	82	93
Other assets	3,224	3,336

Total Assets	$250,149	$263,395

LIABILITIES
Deposits:
Noninterest-bearing	$17,958	19,117
Interest-bearing	157,749	146,228
Total deposits	175,707	165,345

Federal funds purchased	926	3,327
Repurchase agreements	16,302	24,692
Advances from Federal Home Loan Bank	36,997	48,994
Accrued interest payable	425	510
Other liabilities	1,048	892
Total Liabilities	231,405	243,760

STOCKHOLDERS’ EQUITY
Common stock of $5.00 par value per share Authorized 1,500,000 shares; issued 1,197,046 shares	5,985	5,985
Capital surplus	3,667	3,666
Retained earnings	9,907	13,014
Accumulated other comprehensive loss	(815)	(3,030)
Total Stockholders' Equity	18,744	19,635

Total Liabilities and Stockholders’ Equity	$250,149	$263,395

COMMUNITY FIRST BANK
STATEMENTS OF INCOME (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands)

	2009	2008
INTEREST INCOME
Loans, including fees	$5,886	$6,040
Securities:
Taxable	1,172	2,045
Tax-exempt	99	101
Dividends	35	83
Federal funds sold and interest-bearing deposits with banks	2	14
Total interest income	7,194	8,283

INTEREST EXPENSE
Deposits	1,612	2,153
Federal funds purchased	3	7
Repurchase agreements	376	521
Advances from Federal Home Loan Bank	750	1,132
Total interest expense	2,741	3,813

Net interest income	4,453	4,470

Provision for loan losses	426	147
Net interest income after provision for loan losses	4,027	4,323

NONINTEREST INCOME
Service charges on deposit accounts	465	524
Net loss on sales of securities available for sale	-	-
Other than temporary impairment loss on securities	(221)	-
Unrealized gain on derivative contract	127	4
Net gain on sale of mortgage loans	44	79
Commission income	26	48
Other income	153	181
Total noninterest income	594	836

NONINTEREST EXPENSE
Compensation and benefits	2,042	1,910
Occupancy and equipment	575	598
Data processing	120	102
Professional fees	381	180
Advertising	92	130
Other expenses	763	444
Total noninterest expense	3,973	3,364

Income before income taxes	648	1,795

Income tax expense	241	620

Net Income	$407	$1,175

COMMUNITY FIRST BANK
STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(In thousands)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$407	$1,175
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	14	-
Amortization of premium and accretion of discount on debt securities	36	43
Other than temporary impairment loss on securities	221	-
Unrealized gain on derivative contract	(127)	(4)
Provision for loan losses	426	147
Mortgage loans originated for sale	(4,354)	(6,415)
Proceeds from mortgage loans sales	3,360	6,912
Net gain on sales of mortgage loans	(44)	(79)
Depreciation and amortization	203	220
Decrease in accrued interest receivable	19	47
Decrease in accrued interest payable	(31)	(63)
Net change in other assets and liabilities	928	(61)
Net Cash Provided By Operating Activities	1,058	1,922

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of debt securities available for sale	-	(2,899)
Maturities and principal repayments for securities available for sale	4,730	8,579
Maturities of securities held to maturity	85	141
Net (increase) decrease in loans	3,487	(5,726)
Purchase of Federal Reserve Bank stock	-	(1)
Proceeds from sale of foreclosed real estate	36	153
Purchase of premises and equipment	(126)	(310)
Net Cash Provided By (Used In) Investing Activities	8,212	(63)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	7,997	(451)
Net decrease in federal funds purchased	(990)	(3,814)
Net increase in repurchase agreements	4	8,411
Net decrease in FHLB advances	(13,998)	(6,999)
Cash dividends paid	(526)	(288)
Net Cash Used In Financing Activities	(7,513)	(3,141)

Net Increase (Decrease) in Cash and Cash Equivalents	1,757	(1,282)

Cash and cash equivalents at beginning of period	5,139	6,737

Cash and Cash Equivalents at End of Period	$6,896	$5,455